Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-194578, 333-194581, 333-254168, 333-273218 and 333-275737) on Form S-8 of our report dated October 12, 2026, with respect to the consolidated financial statements of VodafoneZiggo Group Holding B.V.

/s/ KPMG Accountants N.V.

Utrecht, the Netherlands

October 12, 2026